Exhibit 99.3


MCLEODUSA LOGO



McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, PO Box
3177 Cedar Rapids, IA 52406-3177
Investor Contact:  Bryce E. Nemitz
Press Contact:  Bruce A. Tiemann
mcleodusa_ir@mcleodusa.com
Phone: (319) 790-7800
FAX:   (319) 790-7767


For Immediate Release

            McLeodUSA Signs Definitive Agreement With Yell Group
    For $600 Million Purchase of Telephone Directory Publishing Business

              Company Announces Completion of the Competitive
              Bidding Process for McLeodUSA Publishing Company

(CEDAR RAPIDS, Iowa) - January 21, 2002 - McLeodUSA Incorporated (Nasdaq:
MCLD), one of the nation's largest independent competitive local exchange carriers, today announced that in connection with its previously announced recapitalization transaction, it has completed the competitive bidding process for the McLeodUSA Publishing Company led by Credit Suisse First Boston; and has reached a definitive agreement with United Kingdom based Yell Group, a company whose principal shareholders are funds advised by Apax Partners and Hicks, Muse, Tate & Furst, for $600 million.

Concurrently the Company has terminated its agreement with Forstmann Little & Co. to purchase McLeodUSA Publishing Company, which was announced on December 3, 2001. Forstmann Little & Co. had agreed to purchase the directory publishing business for $535 million as part of the recapitalization transaction and had agreed that McLeodUSA could seek superior competitive offers with no break-up fee.

The sale of the directory business to the Yell Group is conditioned on the consummation of the Company's recapitalization transaction and is also subject to Hart Scott Rodino approval and other customary closing conditions. In addition, the sale and purchase price of $600 million is contingent on a closing date on or before August 1, 2002, with a reduction in price of $200,000 a day from May 1 through August 1, 2002.

Terms under the definitive agreement with the Yell Group are substantially the same as in the prior agreement with Forstmann Little & Co., including:

     o McLeodUSA Incorporated will retain its distinctive branding on directories published in its 25-state footprint through a 5-year Operating Agreement (with renewal options) with the Yell Group;

     o McLeodUSA Publishing Company will continue to have a major employment presence in Cedar Rapids, Iowa.

"As a strategic buyer, the Yell Group has the opportunity to expand their presence in the U.S. with the purchase of our directory publishing business. We know they will provide a high quality directory for McLeodUSA as well as a good home for the directory publishing employees," said McLeodUSA President and Chief Executive Officer Steve Gray. "We look forward to working with publishing team as we execute on our strategy in our 25-state footprint."

John Condron, Chief Executive of Yell, said, "The agreement to acquire McLeodUSA Publishing Company will be a very exciting development for Yell and signifies a major U.S. expansion, building on our already strong presence with Yellow Book - the leading U.S. independent directory publisher - which we purchased in 1999. This agreed acquisition is in line with our stated international strategy for appropriate expansion in key U.S. and European markets. It provides us with exciting new growth opportunities in the largest directory market in the world. Also I am pleased to welcome a management team with enormous experience, proven track record and customer focus culturally attuned with the Yell Group."

McLeodUSA is continuing negotiations with an ad hoc committee of the Company's bondholders regarding the previously announced exchange offer and recapitalization transaction. Consummation of the previously announced exchange offer and the related recapitalization requires, among other matters, the agreement of at least 95% of the holders of approximately $2.9 billion of McLeodUSA senior notes to complete the transaction in an out-of-court proceeding. There can be no assurances that discussions will yield a transaction acceptable to both the committee and the Company, and any agreement, if one is reached, could result in material changes to the terms of the proposed restructuring. Additionally, there can be no assurance that McLeodUSA will be able to obtain the requisite consents from bondholders prior to the expiration of the exchange offer, as extended, or the grace periods for the failure to pay interest on its senior notes. If such requisite consents are not received by such time as set forth in the exchange offer, as extended, McLeodUSA has reserved all of its rights to pursue any and all of its strategic alternatives.

About McLeodUSA
---------------
McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of September 30, 2001, 393 ATM switches, 58 voice switches, 437 collocations, 520 DSLAMs, over 31,000 route miles of fiber optic network and 10,700 employees. McLeodUSA is traded on The Nasdaq Stock Market(R) under the symbol MCLD. Visit the Company's web site at www.mcleodusa.com.

About Yell
----------
Yell is an international directories business operating in the classified advertising market through printed and online media. Yell includes the UK Yellow Pages and Business Pages directories, Yellow Book directories in the US, Yell.com and Talking Pages.

For Further information about Yell please contact:
-------------------------------------------------
Richard Duggleby, Head of External Relations, telephone: 011 44 118 950 6206, mobile: 011 44 7860 733488, e-mail: richard.duggleby@yellgroup.com Jon Salmon, Senior Press Officer, telephone: 011 44 118 950 6656, mobile:
011 44 7801 977340, e-mail: jon.salmon@yellgroup.com

This announcement constitutes neither an offer to sell nor a solicitation of an offer to buy McLeodUSA Class A common stock. Offers are made only by the Offering Memorandum, Solicitation of Consents and Acceptances and Disclosure Statement. Holders of senior notes may obtain copies of the Offering Memorandum, Solicitation of Consents and Acceptances and Disclosure Statement by calling Innisfree M&A Incorporated, the McLeodUSA Information Agent at (888) 750-5834. Holders of senior notes who have any questions regarding the mechanics of the exchange offer should contact The Bank of New York, the Company's Depositary. The Information Agent and the Depositary will answer any questions from holders of senior notes with respect to the exchange offer solely by reference to the terms of the Offering Memorandum, Solicitation of Consents and Acceptances and Disclosure Statement.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements include projections of financial and operational results and goals, including revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions and actual results may vary. In some cases, you can identify these so-called "forward-looking statements" by our use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "project," "intend," "continue" or "potential" or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause actual events or results of McLeodUSA to be materially different from the forward-looking statements include availability of financing and regulatory approvals; the number of potential customers in a target market; the existence of strategic alliances or relationships; technological, regulatory or other developments in the industry; changes in the competitive climate in which McLeodUSA operates; and the emergence of future opportunities. These and other applicable risks are summarized under the caption "Risk Factors" in the McLeodUSA Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is filed with the Securities and Exchange Commission.

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